                                                                    Exhibit 4(j)

                        ICF KAISER INTERNATIONAL, INC.,

                                   as Issuer

                                      and

                             THE BANK OF NEW YORK,

                                  as Trustee



                                   INDENTURE

                       Dated as of ______________, 1999



                                  $25,000,000


                           15% Senior Notes due 2002

                            CROSS-REFERENCE TABLE*

   Trust Indenture
     Act Section                            Indenture Section
--------------------                     -----------------------

310(a)(1)                                         8.09
   (a)(2)                                         8.09
   (a)(3)                                         N.A.
   (a)(4)                                         N.A.
   (a)(5)                                           **
   (b)                                              **
   (c)                                            N.A.
311(a)                                              **
   (b)                                              **
   (c)                                            N.A.
312(a)                                              **
   (b)                                              **
   (c)                                              **
313(a)                                            8.10
   (b)(1)                                         8.10
   (b)(2)                                         8.10
   (c)                                            8.10
   (d)                                            8.10
314(a)(1)                                         5.12
   (a)(2)                                           **
   (a)(3)                                           **
   (a)(4)                                         5.17
   (b)                                            N.A.
   (c)(1)                                        11.03
   (c)(2)                                        11.03
   (c)(3)                                         N.A.
   (d)                                            N.A.
   (e)                                           11.04
   (f)                                            N.A.
315(a)                                         8.01(2)
   (b)                                      8.05,11.02
   (c)                                         8.01(1)
   (d)                                         8.01(3)
   (e)                                            7.11
316(a)(last sentence)                             2.08
   (a)(1)(A)                                      7.05
   (a)(1)(B)                                      7.04
   (a)(2)                                         N.A.
   (b)                                            7.07
   (c)                                           10.04
317(a)(1)                                         7.08
   (a)(2)                                         7.09
   (b)                                            2.04
318(a)                                           11.01

N.A. means not applicable.
*    This Cross-Reference Table is not part of the Indenture.
**   Included pursuant to Section 318(c) of the Trust Indenture Act of 1939.

                               TABLE OF CONTENTS

                                                                               Page
                                                                               ----
ARTICLE 1        DEFINITIONS AND INCORPORATION
                 BY REFERENCE..................................................   1
Section 1.01     Definitions...................................................   1
Section 1.02     Other Definitions.............................................  17
Section 1.03     Incorporation by Reference of Trust Indenture Act.............  17
Section 1.04     Rules of Construction.........................................  18

ARTICLE 2        THE NOTES.....................................................  18
Section 2.01     Form and Dating...............................................  18
Section 2.02     Execution and Authentication..................................  19
Section 2.03     Registrar and Paying Agent....................................  19
Section 2.04     Paying Agent to Hold Money in Trust...........................  20
Section 2.05     Registration of Transfer and Exchange.........................  20
Section 2.06     Replacement Notes.............................................  24
Section 2.07     Outstanding Notes.............................................  24
Section 2.08     Treasury Notes................................................  25
Section 2.09     Temporary Notes...............................................  25
Section 2.10     Cancellation..................................................  25
Section 2.11     Defaulted Interest............................................  25
Section 2.12     CUSIP Numbers.................................................  26
Section 2.13     Book-Entry Provisions for Global Notes........................  26

ARTICLE 3        ASSET SALE OFFER..............................................  27
Section 3.01     Notices to Trustee............................................  27
Section 3.02     Notices to Holders............................................  27
Section 3.03     Deposit of Purchase Price.....................................  28
Section 3.04     Asset Sale Offer..............................................  29

ARTICLE 4        OPTIONAL AND MANDATORY REDEMPTION.............................  30
Section 4.01     Redemption Date; Redemption Price.............................  30
Section 4.02     Notices to Trustee and Paying Agent...........................  30
Section 4.03     Selection of Notes to be Redeemed.............................  30
Section 4.04     Notice to Holders.............................................  31
Section 4.05     Effect of Notice of Redemption................................  32
Section 4.06     Deposit of Redemption Price...................................  32
Section 4.07     Notes Redeemed in Part........................................  32

ARTICLE 5        COVENANTS.....................................................  32
Section 5.01     Payment of Notes..............................................  32
Section 5.02     Maintenance of Office or Agency...............................  33
Section 5.03     Change of Control.............................................  33
Section 5.04     Limitations on Additional Indebtedness........................  36
Section 5.05     Limitations on Subsidiary Debt and Preferred Stock............  37

Section 5.06     Limitations on Restricted Payments............................  37
Section 5.07     Limitations on Restrictions on Distributions from Subsidiaries  40
Section 5.08     Limitations on Transactions With Affiliates...................  40
Section 5.09     Limitations on Asset Sales....................................  41
Section 5.10     Restrictions on Sale of Stock of Subsidiaries.................  42
Section 5.11     Limitations on Guarantees.....................................  43
Section 5.12     SEC Reports...................................................  43
Section 5.13     Corporate Existence...........................................  44
Section 5.14     Stay, Extension and Usury Laws................................  44
Section 5.15     Insurance; Books and Records; Compliance with Law.............  44
Section 5.16     Inspection and Confidentiality................................  45
Section 5.17     Compliance Certificate........................................  45

ARTICLE 6        SUCCESSORS....................................................  46
Section 6.01     Limitations on Mergers and Consolidations.....................  46
Section 6.02     Successor Corporation Substituted.............................  47

ARTICLE 7        DEFAULTS AND REMEDIES.........................................  47
Section 7.01     Events of Default.............................................  47
Section 7.02     Acceleration..................................................  49
Section 7.03     Other Remedies................................................  49
Section 7.04     Waiver of Past Defaults.......................................  49
Section 7.05     Control by Majority...........................................  50
Section 7.06     Limitations on Suits..........................................  50
Section 7.07     Rights of Holders to Receive Payment..........................  50
Section 7.08     Collection Suit by Trustee....................................  50
Section 7.09     Trustee May File Proofs of Claim..............................  51
Section 7.10     Priorities....................................................  51
Section 7.11     Undertaking for Costs.........................................  52
Section 7.12     Restoration of Rights and Remedies............................  52

ARTICLE 8        TRUSTEE.......................................................  52
Section 8.01     Duties of Trustee.............................................  52
Section 8.02     Rights of Trustee.............................................  53
Section 8.03     Individual Rights of Trustee..................................  54
Section 8.04     Trustee's Disclaimer..........................................  54
Section 8.05     Notice of Defaults............................................  54
Section 8.06     Compensation and Indemnity....................................  54
Section 8.07     Replacement of Trustee........................................  55
Section 8.08     Successor Trustee by Merger, etc..............................  56
Section 8.09     Eligibility; Disqualification.................................  56
Section 8.10     Reports by Trustee to Holders.................................  56

ARTICLE 9        DISCHARGE OF INDENTURE........................................  57
Section 9.01     Termination of Company's Obligations..........................  57
Section 9.02     Application of Trust Money....................................  58

Section 9.03     Repayment to Company..........................................  58
Section 9.04     Reinstatement.................................................  59

ARTICLE 10       AMENDMENTS....................................................  59
Section 10.01    Without Consent of Holders....................................  59
Section 10.02    With Consent of Holders.......................................  60
Section 10.03    Compliance with Trust Indenture Act...........................  61
Section 10.04    Revocation and Effect of Consents.............................  61
Section 10.05    Notation on or Exchange of Notes..............................  62
Section 10.06    Trustee to Sign Amendments, etc...............................  62

ARTICLE 11       MISCELLANEOUS.................................................  62
Section 11.01    Trust Indenture Act Controls..................................  62
Section 11.02    Notices.......................................................  62
Section 11.03    Certificate and Opinion as to Conditions Precedent............  63
Section 11.04    Statements Required in Certificate or Opinion.................  64
Section 11.05    Rules by Trustee and Agents...................................  64
Section 11.06    Legal Holidays................................................  64
Section 11.07    No Recourse Against Others....................................  64
Section 11.08    Governing Law.................................................  65
Section 11.09    No Adverse Interpretation of Other Agreements.................  65
Section 11.10    Successors....................................................  65
Section 11.11    Severability..................................................  65
Section 11.12    Counterpart Originals.........................................  65
Section 11.13    Trustee as Paying Agent and Registrar.........................  65
Section 11.14    Table of Contents, Headings, etc..............................  66

SIGNATURES.....                                                                  66

EXHIBIT A  [INTENTIONALLY DELETED]
EXHIBIT B  FORM OF NOTE
EXHIBIT C  FORM OF LEGEND FOR GLOBAL NOTE
EXHIBIT D  TRANSFER CERTIFICATE
EXHIBIT E TRANSFEREE CERTIFICATE FOR INSTITUTIONAL ACCREDITED INVESTORS EXHIBIT F FORM OF TRANSFEREE CERTIFICATE FOR REGULATION S TRANSFERS EXHIBIT G FORM OF GUARANTEE

          INDENTURE dated as of ______________, 1999, between ICF Kaiser International, Inc., a Delaware corporation as issuer (the "Company"), and The Bank of New York, a New York banking corporation (the "Trustee").

          The Company has duly authorized the creation of an issue of 15% Senior Notes due 2002, (the "Notes"), to be issued and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes:


                                   ARTICLE 1

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01   Definitions

          "Acquired Indebtedness" means: (i) with respect to any Person that becomes a direct or indirect Subsidiary of the Company after the date of this Indenture, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company that was not incurred in connection with, or in contemplation of, such Person's becoming a Subsidiary of the Company; and (ii) with respect to the Company or any of its Subsidiaries, any Indebtedness assumed by the Company or any of its Subsidiaries in connection with the acquisition of an asset from another Person that was not incurred by such other Person in connection with, or in contemplation of, such acquisition.

          "Affiliate" of any Person means any Person (i) which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of the referent Person or (iii) of which 10% or more of the Voting Stock (or, in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held by the referent Person. For purposes of this definition, control of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" shall not include, with respect to the Company or any Wholly Owned Subsidiary of the Company, (a) any Wholly Owned Subsidiary of the Company or (b) any Subsidiary of the Company that is not a Wholly Owned Subsidiary or any Joint Venture, provided that such Subsidiary or Joint Venture is not under the control of, and does not have any Capital

Stock (other than directors' qualifying shares) or Indebtedness owned or held by, any Affiliate of the Company.

          "Agent" means any Registrar or Paying Agent.

          "Asset Sale" for any Person means the sale, lease, transfer or other disposition or series of sales, leases, transfers or other dispositions (including without limitation by merger or consolidation, and whether by operation of law or otherwise) of any of that Person's assets (including without limitation the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or by such Subsidiary), whether owned on the date of this Indenture or subsequently acquired, excluding, however: (i) any sale, lease, transfer or other disposition between the Company and any of its Wholly Owned Restricted Subsidiaries; (ii) any transfer of assets of the Company or any of its Restricted Subsidiaries that constitutes and is treated as a Designated Investment; (iii) any transfer of assets of the Company or any of its Restricted Subsidiaries that constitutes a Change of Control and that is governed by and effected in accordance with the provisions of Section 5.03 and
Article 6; and (iv) any sale, lease, transfer or other disposition, or series of sales, leases, transfers or other dispositions, of assets having a purchase price or transaction value, as the case may be, of $1,000,000 or less, provided that no Default or Event of Default exists at the time of such sale.

          "Asset Sale Offer" means an Asset Sale Offer as defined in
Section 5.09.

          "Attributable Indebtedness," when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the greater of
(i) the fair market value of the property subject to such Sale and Leaseback Transaction and (ii) the present value (discounted at a rate equivalent to the Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

          "Bank Credit Agreement" means the Company's principal credit agreement providing for a revolving line of credit and/or the issuance of letters of credit as in effect from time to time among the Company and certain of its Subsidiaries and one or more banks, financial institutions or other lenders, as such agreement may be amended, restated, supplemented or otherwise modified from time to time, and includes any substitute or successor credit agreement.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "Board of Directors" for any Person means the Board of Directors of such Person or any authorized committee of the Board of Directors of such Person.

          "Board Resolution" for any Person means a duly adopted resolution of the Board of Directors of such Person.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (including without limitation common stock, preferred stock and partnership and joint venture interests) of such Person.

          "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

          "Cash Equivalents" means: (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America; (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. and Standard & Poor's Corporation and maturing not more than one year from the date of creation thereof; and (iii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Corporation.

          "Change of Control" means any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of transactions taking place after the issuance of the Company's Series 5 Redeemable Convertible Preferred Stock, provided that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of Common Equity of such Person or group immediately after such transactions shall not be a Change of Control; (ii) the acquisition by the Company and any of its Subsidiaries of 50% or more of all classes of Common Equity of the Company in one transaction or a series of related transactions;
(iii) the approval by the Company of a Plan of Liquidation of the Company; (iv) any transaction or series of transactions taking place after the issuance of the Company's Series 5 Redeemable Convertible Preferred Stock (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) any Person, including a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Person, acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Company or any Person that possesses "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Company, or (b) less than 50% (measured by the aggregate voting power of all classes) of the Company's Common Equity being registered under Section 12(b) or 12(g) of the Exchange Act; or (v) a majority of the Board of Directors of the Company not being comprised of Continuing Directors.

          "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "Company" means (i) ICF Kaiser International, Inc., a Delaware corporation, and (ii) subject to the provisions of Article 6, in replacement of or in addition to ICF Kaiser International, Inc., as the case may be, any successor of ICF Kaiser International, Inc.

          "Company Order" means a written order or request signed in the name of the Company by its Chairman, President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Amortization Expense" of any Person for any period means the amortization expense of such Person and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

          "Consolidated Depreciation Expense" of any Person for any period means the depreciation expense of such Person and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" of any Person means, with respect to any determination date, the ratio of (i) EBITDA for such Person's prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date to (ii) the aggregate Fixed Charges of such Person for such four fiscal quarters; provided, however, that if any calculation of the Company's Consolidated Fixed Charge Coverage Ratio would require the use of any quarter beginning prior to January 1, 2000, such calculation shall be made without regard to any such quarter and, instead, shall be based on the lesser number of full fiscal quarters completed since January 1, 2000; and provided, further, that if any such calculation requires the use of any quarter prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any acquisition was effected, by the Company or any of its Restricted Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each such Asset Sale, incurrence of Indebtedness or acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four-quarter period used to make such calculation.

          "Consolidated Income Tax Expense" means, for any Person for any period, the provision for taxes based on income and profits of such Person and its Restricted Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income of such Person for such period.

          "Consolidated Net Income" of any Person for any period means the net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a Restricted Subsidiary of the referent Person) in which any Person other than the referent Person has an ownership interest, except to the extent that any such income is appropriately accounted for in accordance with GAAP;
(ii) except to the extent includible in the consolidated net income of the referent Person pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary of the referent Person or is merged into or consolidated with the referent Person or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the referent Person or any of its Restricted Subsidiaries; (iii) the net income (or loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period (provided that the amount of loss excluded pursuant to this clause (iii) shall not exceed that amount of net income excluded pursuant to this clause (iii)); (iv) any gain (but not loss, except pursuant to clause (vii) below), together with any related provisions for taxes on any such gain, realized during such period by the referent Person or any of its Restricted Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the referent Person or any of its Restricted Subsidiaries or (b) any Asset Sale by the referent Person or any of its Restricted Subsidiaries; and (v) in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets.

          "Consolidated Net Tangible Assets" of any Person as of any date means the Consolidated Tangible Assets of such Person and its Restricted Subsidiaries less the total current liabilities of such Person and its Restricted Subsidiaries, on a consolidated basis as of such date.

          "Consolidated Tangible Assets" of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries (excluding any assets that would be classified as "intangible assets" under GAAP) on a consolidated basis at such date, determined in accordance with GAAP, less all write-ups subsequent to December 31, 1999 in the book value of any asset owned by such Person or any of its Restricted Subsidiaries.

          "Consolidated Tangible Net Worth" of any Person as of any date means the stockholders' equity (including any preferred stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Restricted Subsidiaries (excluding any equity adjustment for foreign currency translation for any period subsequent to December 31, 1999 and any assets that would be classified as "intangible assets" under GAAP) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to December 31, 1999 in the book value of any asset owned by such Person or any of its Restricted Subsidiaries.

          "Continuing Director" of the Company as of any date means a member of the Board of Directors of the Company who (i) was a member of the Board of Directors of the Company on December 31, 1999 or (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

          "Corporate Trust Office of the Trustee" means the address of the Trustee specified in Section 11.02 or such other address as the Trustee may give notice to the Company.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

          "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

          "Designated Investments" means Investments made after December 31, 1999 in (i) any Subsidiary of the Company that is not a Wholly Owned Restricted Subsidiary or (ii) any Joint Venture, provided that such Subsidiary or Joint Venture is engaged in one or more Permitted Businesses.

          "Disqualified Stock" means any Capital Stock that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by the issuer thereof or any of its Subsidiaries, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the final maturity date of the Notes (provided, however, that the Company's Series 5 Redeemable Convertible Preferred Stock shall not constitute Disqualified Stock).

          "EBITDA" means, with respect to any Person for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Income Tax Expense, (iii) Consolidated Amortization Expense (but only to the extent not included in Fixed Charges), (iv) Consolidated Depreciation Expense, (v) Fixed Charges and (vi) all other non-cash items reducing the Consolidated Net Income of such Person and its Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP (provided, however, that the amounts set forth in clauses (ii) through (vi) shall be included only to the extent such amounts reduce Consolidated Net Income), less the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increase Consolidated Net Income.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Indebtedness" means all of the Indebtedness of the Company and its Restricted Subsidiaries that is outstanding on January 1, 2000.

          "Existing Indenture" means the Indenture for the Existing Notes dated January 11, 1994 between the Company and The Bank of New York as Trustee, as such Indenture has been and may be amended, restated, supplemented or otherwise modified from time to time.

          "Existing Notes" means the $125,000,000 principal amount of 12% Senior Subordinated Notes due 2003 issued pursuant to the Existing Indenture.

          "Fixed Charges" means, with respect to any Person for any period, the aggregate net amount of (i) interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of such Person and its Restricted Subsidiaries (including (a) original issue discount on any Indebtedness and (b) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method, in each case to the extent attributable to such period) and (ii) dividend requirements on preferred stock of such Person and its Subsidiaries (whether in cash or otherwise), but not including dividends payable solely in shares of Qualified Capital Stock, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period), and excluding items eliminated in consolidation. For purposes of this definition, (1) interest on a Capitalized Lease Obligation shall be deemed to accrue at the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, (2) interest on Indebtedness that is determined on a fluctuating basis shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest of such Indebtedness in effect on the last day of the period with respect to which Fixed Charges are being calculated, (3) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as such Person may designate and (4) Fixed Charges shall be increased or reduced by the net cost (including without limitation amortization of discount) or benefit associated with

Hedging Obligations attributable to such period. For purposes of clause (ii) above, dividend requirements (other than dividends payable solely in shares of Qualified Capital Stock) shall be increased to an amount representing the pretax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to a fraction, the numerator of which is such dividend requirements and the denominator of which is 1 minus the applicable actual combined Federal, state, local and foreign income tax rate of such Person and its Subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Fixed Charges.

          "Foreign Asset Sale" means any Asset Sale in respect of the Capital Stock or assets of a Foreign Subsidiary.

          "Foreign Subsidiary" means any Subsidiary of the Company that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

          "Global Note" means a security evidencing all or a portion of the Notes issued to the Depository or its nominee in accordance with Section 2.01 and bearing the legend set forth in Exhibit C.

          "Guarantee" means any guarantee substantially in the form of Exhibit G to this Indenture executed and delivered by any Restricted Subsidiary pursuant to the provisions of Section 5.11 of the Indenture.

          "Guarantor" means each of the Company's Subsidiaries that in the future executes a Guarantee.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

          "Holder" means a Person holding a Note.

          "Indebtedness" of any Person at any date means, without duplication:
(i) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit issued for the benefit of, or surety or performance bonds issued by, such Person in the ordinary course of business to the extent such letters of credit are not drawn upon; (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which payable is not overdue according to industry practice or the original terms of sale unless such payable is being-contested in good faith; (v) the maximum fixed repurchase price of all Disqualified Stock of such Person; (vi) all Capitalized Lease Obligations of such Person; (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, other than a pledge by a Single Purpose Subsidiary of the Capital Stock of an Unrestricted Subsidiary or Joint Venture of such Single Purpose Subsidiary to secure Indebtedness of such Unrestricted Subsidiary or Joint Venture incurred to finance a project constituting one or more Permitted Businesses; (viii) all Indebtedness of others guaranteed by, or otherwise the liability of, such Person to the extent of such guarantee or liability; and (ix) all Attributable Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches. For purposes of the first sentence hereof, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

          "Indenture" means this Indenture as amended, supplemented or modified from time to time.

          "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Interest Payment Date" has the meaning assigned to such term in the Notes.

          "Investments" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions or similar credit extensions constituting Indebtedness of such Person, and any guarantee of Indebtedness of any other Person, (ii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iii) all other items that would be classified as investments (including without limitation purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; provided, however, that advances to employees and extensions of trade credit and advances to customers and suppliers and other contractual and trade relationships, requiring repayment within reasonable commercial periods, to the extent made in the ordinary course of business consistent with past practice and in accordance with normal industry practice, shall not be deemed to constitute Investments.

          "Joint Venture" means (i) a corporation of which less than a majority of the aggregate voting power of all classes of the Common Equity is owned by the Company or its Restricted Subsidiaries and (ii) any entity other than a corporation in which the Company and its Restricted Subsidiaries own less than a majority of the Common Equity of such entity.

          "Junior Subordinated Indebtedness" of the Company at any date means Indebtedness of the Company which by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (i) is expressly subordinated in right of payment to the Notes and (ii) provides that no payment of principal of such Indebtedness by way of sinking fund, mandatory redemption, defeasance or otherwise is required to be made by the Company (including without limitation at the option of the holder thereof) at any time prior to the maturity of the Notes.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including without limitation any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Net Proceeds" with respect to any Asset Sale by any Person means the aggregate net proceeds received by such Person from such Asset Sale (including without limitation the amount of cash applied to repay Indebtedness secured by any asset involved in such Asset Sale or otherwise received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale) after (i) provision for all income or other taxes measured by or resulting from such Asset Sale or the transfer of the proceeds of such Asset Sale to such Person and (ii) payment of all brokerage commissions and the underwriting and other fees and expenses related to such Asset Sale, whether such proceeds are in cash or property (valued at the fair market value thereof at the time of receipt as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution).

          "Net Reductions in Investments" means the amount of cash and Cash Equivalents, less all fees and expenses incurred or accrued in connection with the realization or collection of such cash and Cash Equivalents, and after giving effect to all taxes payable with respect thereto, received with respect to any Designated Investment, whether from the payment of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets from the Person in which such Designated Investment was made, but only to the extent that such cash or Cash Equivalents have been paid to the Company or one or more Wholly Owned Restricted Subsidiaries of the Company in compliance with all applicable laws, rules and regulations and all relevant documents, agreements and instruments.

          "Non-Recourse Indebtedness" of a Single Purpose Subsidiary means Indebtedness for which (i) as to such Single Purpose Subsidiary, the sole legal recourse for collection of principal, premium, if any, and interest on such Indebtedness is against (a) the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days of the acquisition of such property, (b) the Capital Stock of such Single Purpose Subsidiary, or (c) contract rights, accounts or specified revenues of such Single Purpose Subsidiary; (ii) if such Single Purpose Subsidiary is a Restricted Subsidiary, no assets of such Single Purpose Subsidiary, other than those assets identified in clause (i) of this definition, may be realized upon in collection of principal, premium, if any, or interest on such Indebtedness and (iii) neither the Company nor any Restricted Subsidiary of the Company, other than the referent Single Purpose Subsidiary, is directly or indirectly liable to make any payment thereon, has made any guarantee of payment or performance of such Indebtedness or has pledged or granted any lien or encumbrances on any assets as collateral or security with respect thereto, other than the Capital Stock of the referent Single Purpose Subsidiary.

          "Notes" means the 15% Senior Notes due 2002 of the Company issued pursuant to this Indenture.

          "Officer" means the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of the Company, or any other authorized representative designated by the Board of Directors of the Company.

          "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Company's Chief Executive Officer, Chief Financial Officer or Controller.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Paying Agent" means the paying agent as defined in Section 2.03.

          "Payment Restriction", with respect to a Subsidiary of any Person, means any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person or (c) transfer any of its properties or assets to such Person or any other Subsidiary of such Person or
(ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances or (c) transfer of properties or assets.

          "Permitted Businesses" means the businesses of providing, engineering, construction, construction or project management or related services to public and private sector clients, including the ownership of an equity interest in any such business.

          "Permitted Investments" means: (i) direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof, in each case maturing within 180 days of the date of acquisition thereof; (ii) certificates of deposit or Eurodollar deposits, due within 180 days of the date of acquisition thereof, with a commercial bank which is organized under the laws of the United States of America or any state thereof having capital funds of at least $500,000,000 or more; and (iii) commercial paper given the highest rating by two established national credit rating agencies and maturing not more than 180 days from the date of acquisition thereof.

          "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "Physical Notes" shall have the meaning given such term in Section
2.01.

          "Plan of Liquidation," with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to Holders of Capital Stock of such Person.

          "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth on Exhibit B.

          "Qualified Capital Stock" means Capital Stock that is not Disqualified Stock.

          "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as such term is defined in Rule 144A under the Securities Act.

          "Refinancing Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary of the Company issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "repay"), or constituting an amendment, modification or supplement to or a deferral or renewal of (collectively, an "amendment"), any Indebtedness of the Company or any of its Restricted Subsidiaries existing immediately after the original issuance of the Notes or incurred pursuant to the provisions of Section 5.04 in a principal amount not in excess of the principal amount of the Indebtedness so refinanced; provided that: (i) the Refinancing Indebtedness is the obligation of the same Person, and is subordinated to the Notes, if at all, to the same extent, as the Indebtedness being repaid; (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being repaid or (b) after the maturity date of the Notes; and (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes.

          "Registrar" means the Registrar as defined in Section 2.03.

          "Regulation S " means Regulation S under the Securities Act.

          "Related Business Investment" means any Investment directly by the Company or one or more of its Wholly Owned Restricted Subsidiaries in any business that is closely related to or complements the business of the Company and its Subsidiaries as such business exists on the date thereof.

          "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

          "Restricted Debt Payment" means any purchase, redemption, defeasance (including without limitation in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or a Subsidiary of the Company, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Indebtedness of the Company that is subordinate in right of payment to the Notes other than a Restricted Debt Payment made with the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company or an employee stock ownership plan) of the Company's Qualified Capital Stock, provided that all Indebtedness so purchased, redeemed, defeased or otherwise acquired or retired for value promptly is surrendered for cancellation to the trustee for such Indebtedness.

          "Restricted Investment," with respect to any Person, means any Investment by such Person in any of its Affiliates or in any Person other than a Wholly Owned Restricted Subsidiary other than (i) a Permitted Investment or (ii) an Investment made with the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company or an employee stock ownership plan) of the Company's Qualified Capital Stock.

          "Restricted Note" has the meaning set forth for "Restricted Security" in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

          "Restricted Payment" means with respect to any Person: (i) the declaration of any dividend (other than a dividend declared by a Wholly Owned Restricted Subsidiary to holders of its Common Equity) or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock, except that a dividend payable solely in Qualified Capital Stock of such Person shall not constitute a Restricted Payment (for purposes of this clause (i), the declaration of any such dividend, or the making of any other such distribution, by any Restricted Subsidiary shall only constitute a Restricted Payment to the extent of the amounts paid or payable to Persons other than the Company or a Wholly Owned Restricted Subsidiary); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's Capital Stock or any other payment or distribution made in respect thereof, either directly or indirectly (other than a payment solely in Qualified Capital Stock); (iii) any Restricted Investment; or (iv) any Restricted Debt Payment.

          "Restricted Subsidiary" means each of the Subsidiaries of the Company which, as of the determination date, is not an Unrestricted Subsidiary of the Company.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Sale and Leaseback Transaction" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Subsidiaries of any property or asset of such Person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. Notwithstanding the foregoing, no transaction exclusively between the Company and any Wholly Owned Restricted Subsidiary shall be deemed to constitute a Sale and Leaseback Transaction.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Indebtedness" means all Indebtedness of the Company other than Indebtedness that is specifically designated, by the terms of the instrument creating or evidencing the same, as not being senior in right of payment to the Notes.

          "Single Purpose Subsidiary" of any Person means a Subsidiary of such Person which has no Subsidiaries other than Unrestricted Subsidiaries and the activities of which are limited to (i) ownership of all or a portion of the interests in a single project, either directly or through the ownership of the Capital Stock of another Person and (ii) the development, engineering, design, project management, construction or operation of such project.

          "Subsidiary" of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Common Equity of such entity.

          "Supplemental Indenture" shall mean any supplemental indenture, in form satisfactory to the Trustee, executed and delivered pursuant to (a) Article 10 of this Indenture or (b) Sections 5.11 or 6.01(a)(A) of this Indenture.

          "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof, except as provided in Section 10.03.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Unrestricted Subsidiary" means American Venture Holdings, Inc., a Delaware corporation, American Venture Investments Incorporated, a Delaware corporation, Excell Development Construction, Inc., a Delaware corporation, ICF Kaiser Holdings Unlimited, Inc., a Delaware corporation, Kaiser Leasing Corporation, Inc., a Delaware corporation, Cygna Consulting Engineers and Project Management, Inc., a California corporation, ICF Kaiser Engineers Eastern Europe, Inc., a Delaware corporation, ICF Kaiser Netherlands, B.V., a Netherlands corporation, Kaiser Hunters Branch Leasing, Inc., (formerly ICF Kaiser Hunters Branch Leasing, Inc.), Kaiser DPI Holding Co., Inc. (formerly ICF Kaiser DPI Holding Co., Inc.), a Delaware corporation, Kaiser Engineers Eastern Europe, Inc. (formerly ICF Kaiser Engineers Eastern Europe, Inc.), Kaiser K-H Holdings, Inc., a Delaware corporation, and each of the other Subsidiaries of the Company so designated by a resolution adopted by the Board of Directors of the Company and whose creditors have no direct or indirect recourse (including without limitation recourse with respect to the payment of principal of or interest on Indebtedness of such Subsidiary) to the Company or a Restricted Subsidiary other than a Lien on the Capital Stock of such Unrestricted Subsidiary; provided, however, that
(a) no Subsidiary may be an Unrestricted Subsidiary if it owns any Capital Stock of a Restricted Subsidiary and (b) the Board of Directors of the Company will be prohibited after December 31, 1999 from designating as an Unrestricted Subsidiary any Subsidiary existing on December 31, 1999. The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary, provided that (i) any such designation shall be deemed to be an incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such designated Subsidiary for purposes of the provisions of Section
5.04 as of the date of such designation and (ii) immediately after giving effect to such designation and the incurrence of any such additional Indebtedness, the Company and its Restricted Subsidiaries could incur $1.00 of additional Senior Indebtedness pursuant to the provisions of Section 5.04. Any such designation or redesignation by the Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the Board Resolution of the Company giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate, and upon which certificate the Trustee shall conclusively rely without any investigation whatsoever.

          "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

          "Voting Stock", with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

          "Weighted Average Life to Maturity", when applied to any Indebtedness at any date, means the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" of the Company means a Restricted Subsidiary of the Company, of which 100% of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local tax considerations or local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by the Company or through one or more Wholly Owned Restricted Subsidiaries of the Company.

          "Wholly Owned Subsidiary" of the Company means a Subsidiary of the Company, of which 100% of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local tax considerations or local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by the Company or one or more Wholly Owned Subsidiaries of the Company.

Section 1.02   Other Definitions

                                               Defined
                 Term                        in Section
                 ----                        ----------

     "Affiliate Transaction"                   5.08(a)
     "Asset Sale Offer Date"                   5.09(b)
     "Asset Sale Offer Period"                 3.04(a)
     "Asset Sale Payment Date"                 3.04(a)
     "Change of Control Offer"                 5.03(a)
     "Change of Control Payment Date"          5.03(a)
     "Event of Default"                        7.01
     "incur"                                   5.04(a)
     "Legal Holiday"                          11.06
     "Paying Agent"                            2.03
     "Registrar"                               2.03
     "Successor"                               6.01

Section 1.03   Incorporation by Reference of Trust
               Indenture Act

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04   Rules of Construction

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5)  provisions apply to successive events and transactions.


                                   ARTICLE 2
                                   THE NOTES

Section 2.01   Form and Dating

          The Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          Notes offered and sold in reliance on Rule 144A and to Institutional Accredited Investors shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit B, deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit C. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of certificated Notes in registered form, substantially in the form set forth in Exhibit B (the "Offshore Physical Notes"). Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of certificated Notes in registered form in substantially the form set forth in Exhibit B

(the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.02   Execution and Authentication

          Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note nevertheless shall be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate Notes from time to time for issue only in exchange for a like principal amount of Notes, in each case upon the receipt of a Company Order. The aggregate principal amount of Notes outstanding at any time may not exceed $25,000,000, except as provided in Section 2.06.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Section 2.03   Registrar and Paying Agent

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          Each Note shall be dated the date of its authentication.

Section 2.04   Paying Agent to Hold Money in Trust

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.05   Registration of Transfer and Exchange

          (a) Transfer and Exchange of Physical Notes.  When Physical Notes are
              ---------------------------------------
presented to the Registrar with a request:

               (i) to register the transfer of the Physical Notes; or

               (ii) to exchange such Physical Notes for an equal number of
                    Physical Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.05 for such transactions are met; provided, however, that the Physical Notes presented or surrendered for registration of transfer or exchange:

                (A) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                (B) in the case of Physical Notes the offer and sale of which have not been registered under the Securities Act, such Physical Notes shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                    (I) if such Physical Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

                    (II) if such Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                    (III) if such Physical Note is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a Transferee Certificate for Institutional Accredited Investors substantially in the form of Exhibit E hereto; or

                    (IV) if such Physical Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto), a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                    (V) if such Physical Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                    (VI) if such Physical Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

          (b) Restrictions on Exchange of a Physical Note for a Beneficial
              ------------------------------------------------------------
Interest in a Global Note.  A Physical Note may not be exchanged for a
-------------------------
beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

               (i) certification, substantially in the form of Exhibit D hereto, that such Physical Note is being transferred (A) to a Qualified Institutional Buyer, (B) to an Accredited Investor or (C) in an offshore transaction in reliance on Regulation S; and

               (ii) a Company Order directing the Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note,

then the Registrar shall cancel such Physical Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note is then outstanding, the Company shall issue and the Trustee shall, upon a Company Order in accordance with Section 2.02, authenticate such a Global Note in the appropriate principal amount.

          (c) Transfer and Exchange of Global Notes.  The transfer and exchange
              -------------------------------------
of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

          (d) Transfer of a Beneficial Interest in a Global Note for a Physical
              -----------------------------------------------------------------
Note.
----

               (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Physical Note. Upon receipt by the Registrar of a Company Order, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

                    (A) if such beneficial interest is being transferred to the
                        Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit D hereto); or

                    (B) if such beneficial interest is being transferred to a
                        Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                    (C) if such beneficial interest is being transferred to an
                        Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a Certificate for Institutional Accredited Investors substantially in the form of Exhibit E hereto; or

                    (D) if such beneficial interest is being transferred in
                        reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                    (E) if such beneficial interest is being transferred in
                        reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                    (F) if such beneficial interest is being transferred in
                        reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Note.

               (ii) Notes issued in exchange for a beneficial interest in a
                    Global Note pursuant to this Section 2.05(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

          (e) Restrictions on Transfer and Exchange of Global Notes.
              -----------------------------------------------------
Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) Private Placement Legend.  Upon the transfer, exchange or
              ------------------------
replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

          (g) General.  By its acceptance of any Note bearing the Private
              -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.13 or this Section 2.05. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

          Without the prior consent of the Company, the Registrar is not required (a) to register the transfer or exchange of any Note selected for redemption, (b) to register the transfer or exchange of any Note for a period of 15 days before a selection of Notes to be redeemed or (c) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

Section 2.06   Replacement Notes

          If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Note if the Trustee's requirements are met. The Trustee or the Company may require that the Holder supply an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company.

Section 2.07   Outstanding Notes

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.07 as not outstanding.

          If a Note is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section 5.01, it ceases to be outstanding and interest on it ceases to accrue.

          Except as set forth in Section 2.08, a Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

Section 2.08   Treasury Notes

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded.

Section 2.09   Temporary Notes

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Section 2.10   Cancellation

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.
The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Unless the Company shall direct by a written order signed by two Officers that canceled Notes be returned to it, certification of their destruction shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation, provided, however, that the Trustee shall not be required to destroy Notes.

Section 2.11   Defaulted Interest

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 5.01. The Company, with the consent of the Trustee, shall fix each such special record date and payment date. At least 15 days before the record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.12   CUSIP Numbers

          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

Section 2.13   Book-Entry Provisions for Global Notes

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

          Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights in a Holder of any Note.

          (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.05. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

          (c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.13, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon receipt of Company Order authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (d) Any Physical Notes constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) of this
Section 2.13 shall, except as otherwise provided by Section 2.05, bear the Private Placement Legend.

          (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.


                                   ARTICLE 3

                                ASSET SALE OFFER

Section 3.01   Notices to Trustee

          If the Company offers to purchase Notes pursuant to the provisions of
Section 3.04, it shall furnish to the Trustee, within five days after an Asset Sale Offer Date, an Officers' Certificate setting forth the Asset Sale Payment Date, the principal amount of Notes the Company is offering to purchase and the purchase price of such Notes, and further setting forth a statement to the effect that (a) the Company has consummated an Asset Sale and (b) the conditions set forth in Section 5.09(a) have been satisfied.

Section 3.02   Notices to Holders

          (a) As provided in Section 3.04, within 15 days after an Asset Sale Offer Date, the Company shall mail a notice by first-class mail to each Holder.

          (b)  The notice shall state:

               (1)  that an Asset Sale Offer is being made pursuant to Section
                    3.04 and the length of time the Asset Sale Offer will remain open;

               (2)  the purchase price and the Asset Sale Payment Date;

               (3) the principal amount of Notes the Company is offering to purchase;

               (4) that any Note not tendered or accepted for payment will continue to accrue interest;

               (5) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on the Asset Sale Payment Date;

               (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Note completed, to the Company, a depository if appointed by the Company or a Paying Agent at the address specified in the notice prior to termination of the Asset Sale Offer;

               (7) that Holders will be entitled to withdraw their election if the Company, depository or Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, or such longer period as may be required by law, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

               (8) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the aggregate principal amount of Notes offered to be purchased, the Company shall select the Notes to be purchased on a pro rata basis or by lot (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased);

               (9) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

               (10) the instructions that Holders must follow to tender their
                    Notes.

          (c) At the Company's written request, the Trustee shall give any notice required in this Section 3.02 in the Company's name and at its expense; provided, however, that the Company shall deliver to the Trustee on or prior to the fifth day following an Asset Sale Offer Date an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.02.

Section 3.03   Deposit of Purchase Price

          One Business Day prior to the Asset Sale Payment Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the purchase price of, and accrued interest on, all Notes to be purchased on that date. Upon completion of any Asset Sale Offer, the Trustee shall return to the Company any money not required for that purpose.

          If the Company complies with the preceding paragraph, interest on the Notes or portions thereof purchased pursuant to any Asset Sale Offer will cease to accrue on the Asset Sale Payment Date. If any Note to be purchased shall not be so paid on the Asset Sale Payment Date, because of the failure of the Company to comply with the preceding paragraph, then interest will be paid on the unpaid principal from the Asset Sale Payment Date until such principal is paid and on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 5.01.

Section 3.04   Asset Sale Offer

          (a) Within 15 days after an Asset Sale Offer Date, the Company shall mail (with notice to the Trustee) or shall cause the Trustee to mail (in the Company's name and at its expense) notice of any Asset Sale Offer to each Holder of Notes as set forth in Section 3.02. The Asset Sale Offer shall be deemed to have commenced on the date of such mailing and shall terminate 20 Business Days after its commencement unless a longer offering period is required by law (the "Asset Sale Offer Period"). Promptly after the termination of the Asset Sale Offer Period (the "Asset Sale Payment Date"), the Company shall purchase and mail or deliver payment for, on a pro rata basis or as selected by lot, from Holders tendering their Notes pursuant to an Asset Sale Offer, the amount of Notes required to be purchased pursuant to Section 5.09. If an Asset Sale Payment Date is on or after an interest payment record date and on or before the related Interest Payment Date, accrued interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to any such Asset Sale Offer.

          (b) On or before any Asset Sale Payment Date, the Company, to the extent lawful, shall (i) accept for payment (on a pro rata basis or as selected by lot) Notes or portions thereof tendered pursuant to the Asset Sale Offer,
(ii) if the Company appoints a depositary or Paying Agent, deposit with such depositary or Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted, (iii) deliver or cause the depositary or Paying Agent to deliver to the Trustee Notes so accepted and (iv) deliver an Officers' Certificate identifying the Notes or portions thereof accepted for payment by the Company in accordance with the terms of this Section 3.04. The depositary, the Paying Agent or the Company, as the case may be, promptly shall mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase and the Trustee promptly shall authenticate and mail or deliver to any such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered by such Holder. Any Notes not so accepted promptly shall be mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of any Asset Sale Offer on the Asset Sale Payment Date.

          (d) Any offer to purchase Notes pursuant to this Section 3.04 shall be made pursuant to the provisions of Sections 3.01, 3.02 and 3.03.

          (e) Any such offer shall be conducted in compliance with applicable tender offer rules, including Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, and any other applicable securities laws or regulations.


                                   ARTICLE 4

                       OPTIONAL AND MANDATORY REDEMPTION

Section 4.01   Redemption Date; Redemption Price

          The Notes will be redeemable at the option of the Company, in whole or in part, at 100% percent of their principal amount, together with accrued and unpaid interest thereon to the redemption date. The Company shall be obligated, on a quarterly basis, to redeem up to that amount of Notes necessary to reduce the aggregate outstanding principal balance of Notes then outstanding to $10,000,000; provided, that any such mandatory redemption shall be made from available Cash of the Company only to the extent that (i) the cash collateralization requirements of the Company's Nova Hut project are reduced from the requirements as of the date of this Indenture as a result of amendments to the agreements governing such project or as a result of reductions in cash collateralization requirements in the Bank Credit Agreement; or (ii) subject to any restrictions or limitations contained in the Bank Credit Agreement, (x) if the Company receives Cash distributions from joint ventures which are materially greater than those forecast by the Company as of the date of this Indenture, or
(y) the Company has borrowing capacity for such purpose under the Bank Credit Agreement which is materially greater than the Company's requirements as forecast as of the date of this Indenture.

          On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Section 4.02   Notices to Trustee and Paying Agent

          If the Company elects to redeem Notes pursuant to Section 4.01 and
Section 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the redemption date and the principal amount of Notes to be redeemed. The Company shall give each notice provided for in this Section 4.02 at least 60 days before the redemption date, together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

Section 4.03   Selection of Notes to be Redeemed

          If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate.

          The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee promptly shall notify the Company in writing of such Notes selected for redemption and, in the case of Notes selected for partial redemption, the principal amount to be redeemed. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. The Notes and portions thereof the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 4.04   Notice to Holders

          At least 30 days but not more than 60 days prior to a redemption date, the Company shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Notes to be redeemed and the Trustee and Paying Agent.

          The notice shall identify the Notes, including "CUSIP" number, to be redeemed and shall state:

          (1)  the redemption date;

          (2) the redemption price and the amount of accrued interest, if any, to be paid;

          (3)  the name and address of the Paying Agent;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

          (5) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price, together with accrued and unpaid interest thereon to the redemption date, upon surrender to the Trustee or the Paying Agent of the Notes so redeemed;

          (6) if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed, and that, on and after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof shall be issued without charge to the Holder; and

          (7) if less than all of the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes estimated to be outstanding after the redemption.

At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

Section 4.05   Effect of Notice of Redemption

          Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price and shall cease to bear interest from and after the redemption date (unless the Company shall default in the payment of the redemption price or accrued interest). Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest to the redemption date but any interest installment with respect to an Interest Payment Date that is on or prior to such redemption date shall be payable on such Interest Payment Date to Holders of record at the close of business on the record date referred to in the Notes.

Section 4.06   Deposit of Redemption Price

          At least one Business Day prior to the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date.

          If any Note surrendered for redemption in the manner provided in this Indenture shall not be so paid on the redemption date due to the failure of the Company to deposit sufficient funds with the Paying Agent, interest shall continue to accrue from the redemption date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Notes.

Section 4.07   Notes Redeemed in Part

          Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

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

                                   ARTICLE 5
                                   COVENANTS

Section 5.01   Payment of Notes

          The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal of, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on that date money deposited by the Company designated for and sufficient to pay all principal of, premium, if any, and interest then due.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 5.02   Maintenance of Office or Agency

          The Company will maintain, in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or the Registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company also from time to time may designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and from time to time may rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 5.03   Change of Control

          (a) Upon the occurrence of a Change of Control, the Company will offer (a "Change of Control Offer") to purchase all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase. The Change of Control Offer shall be deemed to have commenced upon mailing of the notice described in
Section 5.03(b), which notice shall specify a payment date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed), and shall terminate on the specified payment date, unless a longer offering period is required by law. Promptly after the termination of the Change of Control Offer (the "Change of

Control Payment Date"), the Company will purchase and mail or deliver payment for all Notes tendered in response to the Change of Control Offer. If the Change of Control Payment Date is on or after an interest payment record date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

          (b) Within 30 days after any Change of Control, the Company, or the Trustee at the Company's request and expense, will mail or cause to be mailed to all Holders on the date of the Change of Control a notice of the occurrence of such Change of Control. Such notice, which shall govern the terms of the Change of Control Offer, shall state:

               (1) that a Change of Control has occurred and that the Holders have the right to require the Company to purchase any or all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

               (2) that the Change of Control Offer is being made pursuant to this Section 5.03 and the length of time the Change of Control Offer will remain open;

               (3)  the purchase price and the Change of Control Payment Date;

               (4)  that any Note not tendered will continue to accrue interest;

               (5) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

               (6) that Holders electing to have a Note purchased pursuant to any Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Note completed, to the Company, a depository if appointed by the Company or a Paying Agent at the address specified in the notice prior to termination of the Change of Control Offer;

               (7) that Holders will be entitled to withdraw their election if the Company, depository or Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, or such longer period as may be required by law, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

               (8) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

               (9) the instructions, determined by the Company consistent with this Indenture, that Holders must follow in order to have their Notes purchased;

               (10) the circumstances and relevant facts regarding such Change of Control (including without limitation information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); and

               (11) information regarding the Persons acquiring control and information regarding such Persons' business plans going forward.

          (c) On, but in no event before, a Change of Control Payment Date, the Company, to the extent lawful, will: (i) deposit with the depository or Paying Agent, if the Company appoints any depository or Paying Agent, money in immediately available funds sufficient to pay the purchase price of all Notes tendered; (ii) deliver or cause such depository or Paying Agent to deliver to the Trustee Notes so tendered; and (iii) deliver an Officers' Certificate identifying the Notes accepted for payment by the Company in accordance with the terms of this Section 5.03. The depository, the Paying Agent or the Company, as the case may be, promptly shall mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Trustee promptly shall authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note so surrendered. Any Notes not accepted promptly shall be mailed or delivered by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on the Change of Control Payment Date.

          (d) Neither the Board of Directors nor the stockholders of the Company may adopt a Plan of Liquidation that provides for or contemplates, or the effectuation of which is preceded by, (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety, and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of the Company's Capital Stock unless, prior to making any liquidating distribution pursuant to such Plan of Liquidation, the Company makes provision for the satisfaction of its obligations hereunder and under the Notes. The Company shall be deemed to have made provision for such payments only if the Company delivers in trust to the Trustee or Paying Agent (other than the Company or a Subsidiary) money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such principal or interest to pay, when due, the principal of and interest on the Notes and also delivers to the Trustee an Opinion of Counsel or a tax ruling to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such action and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such action has not been taken; provided, however, that the Company shall not make any liquidating distribution until after the Company shall have certified to the Trustee with an Officers' Certificate at least five days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 5.03(d) and that no Default or Event of Default then exists or would occur as a result of any such liquidating distribution.

          (e) Any Change of Control Offer will be conducted in compliance with applicable tender offer rules, including Section 14(e) of the Exchange Act and Rule 14e-1 promulgated thereunder, and any other applicable securities laws or regulations.

Section 5.04   Limitations on Additional Indebtedness

          (a) After December 31, 1999: (i) the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, extend the maturity of or otherwise become liable with respect to (collectively, "incur"), any Indebtedness (including without limitation Acquired Indebtedness), other than (A) Junior Subordinated Indebtedness incurred by the Company in compliance with the provisions of the immediately following sentence or (B) Indebtedness between the Company and its Wholly Owned Restricted Subsidiaries (provided that such Indebtedness of the Company to any Wholly Owned Restricted Subsidiary is expressly subordinated in right of payment to the Notes) or among such Wholly Owned Restricted Subsidiaries (provided, however, that any subsequent issue or transfer of any Capital Stock that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any transfer of such Indebtedness (other than to a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company) and (ii) the Company will not permit any of its Restricted Subsidiaries to issue (except to the Company or any of its Wholly Owned Restricted Subsidiaries) any Capital Stock having a preference in liquidation or with respect to the payment of dividends, unless, after giving effect thereto, the Company's Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.50 to 1, determined on a pro forma basis as if the incurrence of such additional Indebtedness or the issuance of such Capital Stock, as the case may be, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's Consolidated Fixed Charge Coverage Ratio. In addition, after the date hereof the Company will not directly or indirectly incur any Junior Subordinated Indebtedness unless, after giving effect thereto, the Company's Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 1.50 to 1, in each case determined on a pro forma basis as if the incurrence of such additional Indebtedness, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's Consolidated Fixed Charge Coverage Ratio.

          (b) Notwithstanding the provisions of Section 5.04(a), the Company and its Restricted Subsidiaries may: (i) incur Indebtedness under the Bank Credit Agreement in an amount not to exceed $60,000,000; (ii) incur Indebtedness not otherwise permitted by any other provision hereof, so long as the aggregate principal amount of Indebtedness incurred under this clause (ii) does not exceed 7.5% of the Consolidated Tangible Assets of the Company; (iii) incur

Refinancing Indebtedness. In addition, notwithstanding the provisions of Section 5.04(a): (A) Subsidiaries of the Company that are not Wholly Owned Restricted Subsidiaries may incur Indebtedness to the Company or any of its Wholly Owned Restricted Subsidiaries in the amounts and subject to the restrictions in
Section 5.05(iii), (B) Single Purpose Subsidiaries of the Company may incur Non-Recourse Indebtedness to the extent permitted by Section 5.05(iv) and (C) guarantee the Indebtedness of Kaiser-Hill Company, LLC, a Colorado limited liability company, and Kaiser-Hill Funding Company, L.L.C., a Delaware limited liability company, so long as the Company or its Wholly Owned Subsidiaries owns equity interests therein.

Section 5.05   Limitations on Subsidiary Debt and
               Preferred Stock

          After the date hereof, the Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to create, incur, assume, guarantee, extend the maturity of or otherwise become liable with respect to (collectively, "incur"), any Indebtedness (which, with respect to any Restricted Subsidiary, includes without limitation preferred stock of such Restricted Subsidiary) except: (i) guarantees by any Restricted Subsidiary of the payment of the principal of, premium, if any, and interest on the Indebtedness incurred pursuant to the Bank Credit Agreement and in compliance with the provisions of
Section 5.04(b)(i) and with the provisions of Section 5.11; (ii) Indebtedness issued to and held by the Company or a Wholly Owned Restricted Subsidiary of the Company (provided, however, that any subsequent issue or transfer of any Capital Stock that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any transfer of such Indebtedness (other than to a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by such Restricted Subsidiary);
(iii) Indebtedness to the Company or any of its Wholly Owned Restricted Subsidiaries incurred by Subsidiaries of the Company that are not Wholly Owned Restricted Subsidiaries that are engaged in Permitted Businesses in an aggregate amount (together with all Designated Investments made in Subsidiaries that are not Wholly Owned Restricted Subsidiaries in compliance with the provisions of
Section 5.06(b)(E)) not to exceed 5% of Consolidated Tangible Assets; and (iv) Non-Recourse Indebtedness incurred by a Single Purpose Subsidiary.

Section 5.06   Limitations on Restricted Payments

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

               (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

               (ii) the Company would be unable to incur an additional $1.00 of
                    Senior Indebtedness under the provisions of Section 5.04(a); or

               (iii)  the amount of such Restricted Payment, when added to the aggregate amount of all Restricted Payments (other than those made pursuant to the provisions of Section 5.06(b)) made after the date of this Indenture, exceeds the sum of:
                    (a) 50% of the Company's Consolidated Net Income accrued during the period from the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which financial results have been reported at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit); plus (b) the aggregate amount of Net Reductions in Investments attributable to Designated Investments made by the Company or any Subsidiary subsequent to the date of this Indenture; provided, however, that (1) the Net Reductions in Investments attributable to any Designated Investment for purposes of this calculation shall not exceed the amount of such Designated Investment, (2) to the extent that cash or Cash Equivalents included in any Net Reductions in Investments pursuant to the definition thereof have been or will be included in the computation of Consolidated Net Income for purposes of determining the ability of the Company or any of its Restricted Subsidiaries to make Restricted Payments under clause (iii)(a) of this Section 5.06(a), such cash or Cash Equivalents shall not also be included in computing Net Reductions in Investments for purposes of this clause (iii)(b) and (3) the Company will not be permitted to make any Restricted Payment described in clause (i) or (ii) of the definition of Restricted Payment from any Net Reductions in Investments.

               (b) Notwithstanding the foregoing, the provisions of clauses (ii) and (iii) of Section 5.06(a) will not prevent:

                (A) the Company or any Wholly Owned Restricted Subsidiary from making Investments in Subsidiaries, in an aggregate amount not to exceed $4,000,000, pursuant to contractual obligations in existence on the date of this Indenture or directly related to projects in existence on the date of this Indenture;

                (B) the Company from paying any dividend (including dividends on dividends) within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration without violation of this covenant;

                (C) the Company from purchasing or redeeming and retiring any shares of Capital Stock of the Company, and paying accrued and unpaid dividends on such shares at the time of such repurchase or redemption, in exchange for, or out of the net proceeds of a substantially concurrent sale (other than to a Subsidiary of the

                    Company or an employee stock ownership plan) of, shares of Qualified Capital Stock of the Company;

                (D) the Company or any Subsidiary from making (1) Investments pursuant to the provisions of employee benefit plans of the Company or any of its Subsidiaries in an aggregate amount not to exceed $500,000 in any fiscal year, or (2) making loans to officers of the Company, approved by a majority of the independent members of the Board of Directors of the Company, provided that the aggregate amount of Investments and loans under this clause (D) shall not exceed $1,000,000 in any fiscal year;

                (E) the Company or any Wholly Owned Restricted Subsidiary from making Designated Investments (1) in Subsidiaries that are not Wholly Owned Restricted Subsidiaries in an aggregate amount (together with Indebtedness incurred by or on behalf of Subsidiaries that are not Wholly Owned Restricted Subsidiaries in compliance with the provisions of Section 5.05(iii)) not to exceed 5% of Consolidated Tangible Assets following December 31, 1999 or (2) in Joint Ventures in an aggregate amount not to exceed 5% of Consolidated Tangible Assets following December 31, 1999, provided that: (x) the Person in whom the Investment is made is engaged only in Permitted Businesses; (y) the Company, directly or through Wholly Owned Restricted Subsidiaries of the Company, controls, under an operating and management agreement or otherwise, the day to day management and operation of such Person or otherwise has the right to exercise significant influence over the management and operation of such Person in all material respects (including without limitation the right to control or veto any material act or decision); and
                    (z) after giving effect to such Investment, the aggregate amount of Indebtedness and Investments made by the Company and its Subsidiaries in such Person following December 31, 1999 does not exceed $5,000,000;

                (F) the Company or any Wholly Owned Restricted Subsidiary from making Designated Investments in Subsidiaries that are not Wholly Owned Restricted Subsidiaries or in Joint Ventures; provided that such Designated Investments are made solely from (1) the net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company or an employee stock ownership plan) of shares of Qualified Capital Stock of the Company, (2) 50% of the Company's Consolidated Net Income accrued during the period from December 31, 1999 to the end of the Company's most recently ended fiscal quarter for which financial results have been reported at the time of such Restricted Payment or (3) the aggregate amount of Net Reductions in Investments (not to exceed the aggregate amount of such Designated Investments) made by the Company or any Subsidiary subsequent to December 31, 1999;

                (G) the Company or any Wholly Owned Restricted Subsidiary from making Investments in Kaiser-Hill Company, LLC or its Affiliates, provided that such Investments are (1) determined by the Company's Board of Directors to be necessary or appropriate in connection with the activities of Kaiser-Hill Company, LLC or its Affiliates and (2) in proportion to similar and substantially simultaneous Investments made by other equity owners of Kaiser-Hill Company, LLC or its Affiliates, as the case may be;

                (H) the Company from redeeming for cash any or all of the
                    outstanding shares of the Company's Series 5 Redeemable Convertible Preferred Stock;

                (I) the Company from issuing shares of Capital Stock and from making payments with respect to Capital Stock previously issued, in either case to former shareholders of JCT Spectrum Constructors;

                (J) the Company from making payments to the holders of its
                    Capital Stock and to the extent necessary to redeem the rights outstanding under the Company's Rights Agreement, dated as of January 13, 1992, as amended; or

                (K) the Company from (1) making all regular quarterly dividends on the outstanding shares of the Company's Series 5 Redeemable Convertible Preferred Stock; and (2) making all payments of any dividends on the aggregate unpaid amount of any regular quarterly dividend on the outstanding shares of the Company's Series 5 Redeemable Convertible Preferred Stock from the date such regular quarterly dividend should have been paid to the date of the payment of such dividend.

Section 5.07   Limitations on Restrictions on
               Distributions from Subsidiaries

          The Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual Payment Restriction with respect to any of its Restricted Subsidiaries, except for (i) Payment Restrictions contained in Existing Indebtedness or existing contracts to which the Company or any of its Restricted Subsidiaries are parties, (ii) any such Payment Restriction under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to the provisions of this Indenture, provided that such Payment Restriction only applies to assets that were subject to such restrictions and encumbrances prior to the acquisition of such assets by the

Company or its Restricted Subsidiaries, and (iii) any such Payment Restriction arising in connection with Refinancing Indebtedness; provided that any such Payment Restrictions that arise under such Refinancing Indebtedness are not, taken as a whole, more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced.

Section 5.08   Limitations on Transactions With Affiliates

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any loan, advance, guarantee or capital contribution to or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to or for the benefit of, or make any Investment in, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with or for the benefit of, any Affiliate of the Company or any of its Subsidiaries (each an "Affiliate Transaction"), other than Affiliate Transactions in the ordinary course of business and consistent with past practice that are fair to the Company or such Restricted Subsidiary, as the case may be, and are on terms at least as favorable as would have been obtainable at such time from an unaffiliated party, unless the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, pursuant to a Board Resolution reasonably and in good faith determines that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, and is on terms at least as favorable as would have been obtainable at such time from an unaffiliated party.

          (b) In addition, the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Affiliate Transaction or series of Affiliate Transactions involving or having a value of more than (i) $1,000,000 unless a majority of the members of the Board of Directors of the Company who are not affiliated with any other party to such Affiliate Transaction reasonably and in good faith shall have determined that such Affiliate Transaction or series of Affiliate Transactions is fair to the Company or such Restricted Subsidiary, as the case may be, and is on terms at least as favorable as would have been obtainable at such time from an unaffiliated party and (ii) $5,000,000 unless the Company or such Restricted Subsidiary, as the case may be, has received an opinion from an Independent Financial Advisor to the effect that the financial terms of such Affiliate Transaction are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

          (c) The provisions of Sections 5.08(a) and 5.08(b) shall not apply to:
(i) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among any of the Company's Wholly Owned Restricted Subsidiaries, provided that such transactions are not otherwise prohibited by the Indenture; (ii) arms-length transactions between the Company or any of its Wholly Owned Restricted Subsidiaries and the other owners of any Subsidiary or Joint Venture described in the last sentence of the definition of Affiliate; and (iii) reasonable compensation, indemnification and other benefits paid or made available to officers, directors and employees of the Company or any Subsidiary for services rendered in such Person's capacity as an officer, director or employee.

Section 5.09   Limitations on Asset Sales

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless: (i) the Company or its Restricted Subsidiaries receive consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Capital Stock included in such Asset Sale; (ii) the aggregate fair market value of the consideration from such Asset Sale (other than consideration in the form of assumption of Indebtedness of the Company or one or more of its Restricted Subsidiaries from which the Company or such Restricted Subsidiaries, as the case may be, are released) that is not in the form of cash or Cash Equivalents shall not, when aggregated with the fair market value of all other non-cash or non-Cash Equivalent consideration received by the Company and its Restricted Subsidiaries from all previous Asset Sales since the date of this Indenture that have not yet been converted into cash or Cash Equivalents, exceed 5% of Consolidated Tangible Assets of the Company at the time of such Asset Sale; and (iii) if the aggregate fair market value of the assets or Capital Stock to be sold in such Asset Sale exceeds $3,000,000, such Asset Sale has been approved by the Company's Board of Directors.

          (b) Within six months after consummation of any such Asset Sale (the Business Day closest to the end of such six-month period is referred to as the "Asset Sale Offer Date"), the Company shall, or shall cause the applicable Restricted Subsidiary to: (i) reinvest the cash and Cash Equivalent portion of the Net Proceeds of such Asset Sale in a manner that would constitute a Related Business Investment; (ii) apply or cause to be applied the cash and Cash Equivalent portion of the Net Proceeds of such Asset Sale to repay outstanding Senior Indebtedness of the Company or any Restricted Subsidiary, provided, however, that any such repayment of Indebtedness under any revolving credit facility or similar agreement shall result in a permanent reduction in the lending commitment relating thereto in an amount equal to the principal amount so repaid; or (iii) apply or cause to be applied the cash and Cash Equivalent portion of the Net Proceeds of such Asset Sale that is neither reinvested as provided in clause (i) nor applied to the repayment of Senior Indebtedness as provided in clause (ii), first to the purchase of Existing Notes tendered to the
                         -----
Company at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, pursuant to an offer to purchase made by the Company as set forth in Article 3 and
Section 5.09 of the Indenture for the Existing Notes and this Indenture (an "Asset Sale Offer") and second to the purchase of Notes tendered to the Company
                        ------
at a purchase price equal to 100% of the principal thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, pursuant to an Asset Sale Offer; provided, however, that the Company may defer the Asset Sale Offer until the amount subject thereto would be at least $5,000,000.

          (c) Notwithstanding the provisions of Sections 5.09(a) and 5.09(b):
(i) to the extent that any or all of the Net Proceeds of any Foreign Asset Sale are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied in the manner set forth in this Section 5.09 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to cause the applicable Foreign Subsidiary promptly to take all actions required by the applicable local law to permit such repatriation) and, once such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Proceeds will be applied in the manner set forth in this Section 5.09; and (ii) to the extent that the Board of Directors has determined in good faith that repatriation of any or all of the Net Proceeds of any Foreign Asset Sale would have a material adverse tax consequence, the Net Proceeds so affected may be retained by the applicable Foreign Subsidiary for so long as such material adverse tax consequence would continue.

Section 5.10   Restrictions on Sale of Stock of
               Subsidiaries

          The Company may not sell or otherwise dispose of any of the Capital Stock of any Restricted Subsidiary of the Company unless: (i) (a)(x) the Company shall retain ownership of more than 50% of the Common Equity of such Restricted Subsidiary or (y) all of the Capital Stock of such Restricted Subsidiary shall be sold or otherwise disposed of, and (b) the Net Proceeds from any such sale or disposition are applied in a manner consistent with the provisions of Section 5.09; or (ii) the Company elects to treat the amount of its remaining investment in any such Restricted Subsidiary that has become a Joint Venture as a result of such sale or other disposition as an Investment in such Joint Venture subject to the provisions of Section 5.06.

Section 5.11   Limitations on Guarantees

          The Company will not permit any of its Restricted Subsidiaries to guarantee any Indebtedness (other than (i) guarantees permitted under the provisions of Section 5.05(i) and (ii) guarantees delivered pursuant to the Bank Credit Agreement by Subsidiaries of the Company who have delivered similar guarantees prior to the date of this Indenture) unless the Company causes each such Subsidiary to execute and deliver to the Trustee, prior to or concurrently with the issuance of such guarantee, a supplemental indenture, in form satisfactory to the Trustee, pursuant to which such Subsidiary unconditionally guarantees the payment of principal of, premium, if any, and interest on the Notes. Any such guarantee shall be substantially in the form of Exhibit G to this Indenture, which is hereby incorporated in and expressly made a part of this Indenture.

Section 5.12   SEC Reports

          (a) At any time that the Company has a class of securities registered under the Exchange Act, the Company shall file with the Trustee and provide to Holders, within 15 days after it files the same with the SEC, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company or any Subsidiary of the Company is required to file with the SEC pursuant to Section 12, 13 or 15(d) of the Exchange Act. The Company shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports furnished by it to its stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar.

          (b) At any time that the Company does not have a class of securities registered under the Exchange Act, the Company shall furnish to the Trustee (who is hereby authorized and directed to furnish a copy thereof to any Person requesting the same in writing) and shall mail (or cause to be mailed by the Trustee at the Company's expense) to each of the Holders at their addresses as set forth in the register of Notes maintained by the Registrar within 60 days after the close of each of the first three quarters of each fiscal year and within 105 days after the close of each fiscal year consolidated balance sheets of the Company as of the end of each such quarter or fiscal year, as the case may be, and consolidated statements of income and cash flow of the Company for the period commencing at the end of the Company's previous fiscal year and ending with the end of such quarter or fiscal year, as the case may be, all such financial statements setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end adjustments) by an Officer of the Company as having been prepared in accordance with GAAP consistently applied, and, in the case of annual consolidated financial statements, certified by independent public accountants of established national reputation, and a discussion and analysis of the results of operations and financial condition of the Company and its subsidiaries for the periods presented, which discussion and analysis shall be prepared by the management of the Company in a manner responsive to the requirements of Item 303 (or any successor item or section) of Regulation S-K promulgated by the SEC. All financial statements shall be prepared in accordance with GAAP consistently applied, except for changes with which the Company's independent public accountants concur and except that quarterly statements may be subject to year-end adjustments.

          (c) Delivery of the above-referenced reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 5.13   Corporate Existence

          Subject to the provisions of Sections 5.09 and 6.01, the Company shall, and shall cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory), licenses and franchises, except in such cases where a failure to do so would not have a material adverse effect on (a) the business, prospects, assets or financial condition of the Company and its Restricted Subsidiaries taken as a whole, or (b) the Holders.

Section 5.14   Stay, Extension and Usury Laws

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the Company's obligation to pay the Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Notes, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 5.15   Insurance; Books and Records; Compliance with Law

          (a) The Company will and will cause each Subsidiary to maintain insurance with financially sound and responsible insurance companies on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          (b) The Company will and will cause each Subsidiary to keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

          (c) The Company will and will cause each Subsidiary to comply with all statutes, laws, ordinances or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

Section 5.16   Inspection and Confidentiality

          (a) The Company shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Trustee to visit and inspect the properties of the Company or its Subsidiaries, all upon reasonable prior notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

          (b) The Trustee and its authorized representatives referred to in
Section 5.16(a) agree not to use any information obtained pursuant to this
Section 5.16 for any unlawful purpose and to keep confidential and not to disclose any such information to any Person except that (i) the recipient of the information may disclose any information that becomes publicly available other than as a result of disclosure by such recipient, (ii) the recipient of the information may disclose any information that its counsel reasonably concludes is necessary to be disclosed by law, pursuant to any court or administrative order or ruling or in any pending legal or administrative proceeding or investigation after prior written notice, reasonable under the circumstances, to the Company and (iii) the recipient of the information may disclose any information necessary to be disclosed pursuant to any provision of the TIA.

Section 5.17   Compliance Certificate

          (a) The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such Officers' Certificate, that to the best of such

Officer's knowledge the Company has kept, observed, performed and fulfilled each covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of such Officer's knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. Such compliance shall be determined without regard to periods of grace or requirements of notice.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 5.12 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Article 5 or 6 or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company, so long as any of the Notes are outstanding, will deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.


                                   ARTICLE 6

                                   SUCCESSORS

Section 6.01   Limitations on Mergers and Consolidations

          (a) The Company, in a single transaction or a series of related transactions, will not (i) consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets, or assign any of its obligations under the Notes or this Indenture, to any Person or (ii) adopt a Plan of Liquidation unless, in either case:

          (A) the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, one Person to which assets are transferred) (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Notes and this Indenture;

          (B) immediately prior to and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (A) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and

          (C) immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (A) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (1) the Consolidated Tangible Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Tangible Net Worth of the Company immediately prior to such transaction and (2) the Company or the Successor, as the case may be, could incur at least $1.00 of additional Senior Indebtedness under the provisions of Section 5.04.

          (b) In addition, the Company will not permit any Single Purpose Subsidiary that has outstanding Indebtedness to consolidate or merge with any other Person other than a Person the activities of which are limited to ownership of a portion of the same project in which the referent Single Purpose Subsidiary owns an interest.

          (c) The provisions of Sections 6.01(a) and 6.01(b) will not prohibit a transaction the sole purpose of which (as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution) is to change the state of incorporation of the Company or a Single Purpose Subsidiary, as the case may be, and such transaction does not have as one of its purposes the evasion of the limitations described above.

Section 6.02   Successor Corporation Substituted

          (a) Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of its obligations under this Indenture or the Notes in accordance with Section 6.01, the Successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor had been named as the Company herein.

          (b) Subject to the provisions of Section 5.03(a), in the event of any such sale, lease, conveyance or other disposition (other than a transfer by way of lease), the Company or any Successor which theretofore shall have been substituted for the Company pursuant to the provisions of this Article 6 shall be discharged from all obligations and covenants under this Indenture and the Notes and may, but need not be, liquidated and dissolved.

                                   ARTICLE 7

                             DEFAULTS AND REMEDIES

Section 7.01   Events of Default

          An "Event of Default" occurs if:

               (1) the Company fails to pay interest on any of the Notes when it becomes due and payable and such failure continues for 30 days;

               (2) the Company fails to pay the principal or premium, if any, of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon acceleration or otherwise (including failure to make payment pursuant to a Change in Control Offer or an Asset Sale Offer);

               (3) the Company fails to comply with any covenant in this Indenture and such failure continues for 60 days after notice of such failure has been given to the Company by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

               (4) the Company or any of its Subsidiaries fail to make any payment when due or during any applicable grace period in respect of any Indebtedness of the Company or any of its Subsidiaries, other than Non-Recourse Indebtedness of a Single Purpose Subsidiary, that has an aggregate outstanding principal amount of $2,000,000 or more;

               (5) the Company defaults under any Indebtedness, other than Non-Recourse Indebtedness of a Single Purpose Subsidiary, whether such Indebtedness existed on the date of this Indenture or thereafter shall be created, if (A) such default results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregate $2,000,000 or more at any one time outstanding;

               (6) one or more final judgments or orders that exceed $2,000,000 in the aggregate for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

               (7) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (a)  commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (d)  makes a general assignment for the benefit of its creditors;
                    or

               (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against the Company or any of its Subsidiaries as debtor in an involuntary case,

               (b) appoints a Custodian of the Company or any of its Subsidiaries or a Custodian for all or substantially all of the property of the Company or any of its Subsidiaries, or

               (c) orders the liquidation of the Company or any of its Subsidiaries,

     and the order or decree remains unstayed and in effect for 60 days.

Section 7.02   Acceleration

          If an Event of Default (other than an Event of Default with respect to the Company specified in clause (7) or (8) of Section 7.01) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately for an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to date of payment. Upon such declaration of acceleration, the aggregate principal of and interest on the Notes shall immediately become due and payable. If an Event of Default with respect to the Company specified in clause (7) or (8) of Section
7.01 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest on the Notes that has become due solely as a result of such acceleration) have been cured or waived.

Section 7.03   Other Remedies

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

Section 7.04   Waiver of Past Defaults

          Subject to the provisions of Section 7.07 and Section 10.02, the Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default specified in clause (1), (2), (7) or (8) of Section 7.01 or in respect of the provisions of
Section 5.03 or any provision hereof that cannot be modified or amended without the consent of the Holder so affected pursuant to Section 10.02. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.05   Control by Majority

          The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

Section 7.06   Limitations on Suits

          Except as provided in Section 7.07, a Holder may pursue a remedy with respect to this Indenture or the Notes only if:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

               (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 7.07   Rights of Holders to Receive Payment

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 7.08   Collection Suit by Trustee

          If an Event of Default specified in Section 7.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the amount of principal, premium, if any, and interest remaining unpaid on the Notes, determined in accordance with Section 7.02, and interest on overdue principal and, to the extent lawful, premium, if any, and interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 7.09   Trustee May File Proofs of Claim

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.06. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.10   Priorities

          If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:

               First:  to the Trustee for amounts due under Section 8.06;

               Second: to Holders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

               Third: to Holders for amounts due and unpaid on the Notes for principal and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, if any, respectively; and

               Fourth:  as a court of competent jurisdiction may direct.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

Section 7.11   Undertaking for Costs

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 7.12   Restoration of Rights and Remedies

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE 8

                                    TRUSTEE

Section 8.01   Duties of Trustee

          (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (2) Except during the continuance of an Event of Default:

               (a) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (a) this paragraph does not limit the effect of paragraph (2) of this Section 8.01;

               (b) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

          (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(1), (2) and (3) of this Section 8.01.

          (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 8.02   Rights of Trustee

          Subject to the provisions of Section 8.01:

               (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and an Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

               (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

               (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

               (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

Section 8.03   Individual Rights of Trustee

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 8.04   Trustee's Disclaimer

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes. It shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee. It shall not be responsible for any statement or recital herein or any statement in the Notes other than its certificate of authentication.

Section 8.05   Notice of Defaults

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders, as their names and addresses shall appear on the Notes register, a notice of the Default or Event of Default within 60 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note or that resulted from a failure to comply with Section 5.03, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 8.06   Compensation and Indemnity

          The Company shall pay to the Trustee such compensation as the Company and the Trustee may from time to time agree upon in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all loss, damage, claim, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee promptly shall notify the Company of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

          To secure the Company's payment obligations in this Section 8.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(7) or (8) occurs, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 8.07   Replacement of Trustee

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 8.07.

          The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 310(b) of the TIA;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 310 of the TIA, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as

Trustee to the successor Trustee, subject to the Lien provided for in
Section 8.06.  Notwithstanding replacement of the Trustee pursuant to this
Section 8.07, the Company's obligations under Section 8.06 shall continue for the benefit of the retiring Trustee.

Section 8.08   Successor Trustee by Merger, etc.

          Subject to Section 8.09, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 8.09   Eligibility; Disqualification

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, shall be authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by federal or state (or the District of Columbia) authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 8.10   Reports by Trustee to Holders

          To the extent required by TIA (S) 313(a), within 60 days after May 15 of each year commencing with 1997 and for as long as there are Notes outstanding hereunder, the Trustee shall mail to each Holder the Company's brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b), (c) and (d). A copy of such report at the time of its mailing to Holders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Notes are listed.

          The Company shall promptly notify the Trustee if the Notes become listed on any national securities exchange and the Trustee shall comply with
Section 313(d) of the TIA.


                                   ARTICLE 9

                             DISCHARGE OF INDENTURE

Section 9.01   Termination of Company's Obligations

          This Indenture shall cease to be of further effect (except that the Company's obligations under Section 8.06 and the Trustee's and Paying Agent's obligations under Section 9.03 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture if:

               (1) the Company irrevocably deposits in trust with the Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient to pay principal of, premium, if any, and interest on the Notes to maturity and to pay all other sums payable by it hereunder; provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium and interest with respect to the Notes;

               (2) the Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

               (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and

               (4) the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee or a tax ruling to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 9.01 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

In such event, this Indenture shall cease to be of further effect (except as provided in the next succeeding paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.

          However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 5.01, 5.02, 8.06 and 8.07 and the Company's, the Trustee's and Paying Agent's obligations in Section 9.03 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Section 8.06 and the Trustee's and Paying Agent's obligations in Section 9.03 shall survive.

          After such irrevocable deposit made pursuant to this Section 9.01 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

          In order to have money available on a payment date to pay principal of, premium, if any, or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 9.02   Application of Trust Money

          The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 9.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

Section 9.03   Repayment to Company

          The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

          The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of general circulation published in The City of New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 9.04   Reinstatement

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE 10

                                  AMENDMENTS

Section 10.01  Without Consent of Holders

          The Company and the Trustee may amend this Indenture or the Notes or waive any provision hereof without the consent of any Holder:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2)  to comply with Section 6.01;

          (3) to provide for uncertificated Notes in addition to certificated Notes;

          (4) to make any change that does not adversely affect the legal rights hereunder of any Holder;

          (5) to surrender any right or power herein conferred upon the Company;

          (6) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the TIA, or under any similar federal statute hereafter enacted; or

          (7) to add or release any Guarantor pursuant to the terms of this Indenture or the Guarantees.

          Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 10.06, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. After an amendment or waiver under this Section 10.01 becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 10.02  With Consent of Holders

          Except as provided in this Section 10.02, the Company and the Trustee may amend this Indenture or the Notes with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the then outstanding Notes.

          Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Holders under this
Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          The Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes (including waivers obtained in connection with a tender offer or exchange offer for Notes). However, without the consent of each Holder affected, an amendment or waiver under this Section
10.02 may not:

          (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (3) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to optional redemption or mandatory repurchase of the Notes under this Indenture, including without limitation purchases of Notes under Section 3.04;

          (4) make any Note payable in money other than that stated in the Note;

          (5) make any change in Section 5.03, 7.04 or 7.07 or in this paragraph of this Section 10.02; or

          (6) waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes or that resulted from a failure to comply with Section 5.03.

          The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee or the Company in a notice furnished to Holders in accordance with the terms of this Indenture.

Section 10.03  Compliance with Trust Indenture Act

          Every amendment to this Indenture or the Notes shall comply in form and substance with the TIA as then in effect.

Section 10.04  Revocation and Effect of Consents

          Until an amendment (which includes any supplement) or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If the Company elects to fix a record date for such purpose, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

          After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (1) through (7) of
Section 10.02. In such case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder's Note.

Section 10.05  Notation on or Exchange of Notes

          The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

Section 10.06  Trustee to Sign Amendments, etc.

          The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 8.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.


                                   ARTICLE 11

                                 MISCELLANEOUS

Section 11.01  Trust Indenture Act Controls

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

Section 11.02  Notices

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

          If to the Company:

          ICF Kaiser International, Inc.
          9300 Lee Highway
          Fairfax, Virginia  22031-1207
          Attention:  Executive Vice President and Chief
                      Financial Officer

          cc:  Office of General Counsel


          If to the Trustee:

          The Bank of New York
          101 Barclay Street, 21 West
          New York, New York  10286
          Attention:  Corporate Trust Trustee Administration

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first-class mail to the Holder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03  Certificate and Opinion as to Conditions Precedent

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 11.04) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 11.04  Statements Required in Certificate or Opinion

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.05  Rules by Trustee and Agents

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.06  Legal Holidays

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.07  No Recourse Against Others

          A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

Section 11.08  Governing Law

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 11.09  No Adverse Interpretation of Other Agreements

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10  Successors

          All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.11  Severability

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12  Counterpart Originals

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13  Trustee as Paying Agent and Registrar

          The Company initially appoints the Trustee as Paying Agent and Registrar.

Section 11.14  Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                            SIGNATURES

                            ICF KAISER INTERNATIONAL, INC.
                            Issuer


                            By:
                               --------------------------

                            THE BANK OF NEW YORK
                            Trustee


                            By:
                               --------------------------

                                   EXHIBIT B

                                 [FORM OF NOTE]

                         ICF KAISER INTERNATIONAL, INC.

                            15% SENIOR NOTE DUE 2002


                                                         CUSIP No. _____________


No.       $____________________

ICF Kaiser International, Inc., a Delaware corporation (the "Company"), for
value received promises to pay to [          ], or registered assigns, the
principal sum of _______________ Dollars on December 31, 2002.

Interest Payment Dates:  June 30 and December 31

Record Dates:  June 15 and December 15

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused the Security to be signed manually or by facsimile by its duly authorized officers.

Dated:


ICF KAISER INTERNATIONAL, INC.


By:
   ------------------------------

By:
   ------------------------------
              (SEAL)

                    Trustee's Certificate of Authentication



          This is one of the Notes referred to in the within-mentioned
Indenture.



Dated:                           THE BANK OF NEW YORK
                                 as Trustee



                                 By:
                                    ----------------------------------
                                           Authorized Signatory

                             [REVERSE OF SECURITY]
                            15% SENIOR NOTE DUE 2002


          Certain capitalized terms used but not defined herein shall have the meanings given to them in the Indenture under which this Note is issued.

          1. Interest. ICF Kaiser International, Inc., a Delaware corporation (the "Company," which term shall include any Successor under the Indenture), promises to pay interest on the principal amount of this Note at 15%; provided, that (i) the rate of interest shall be reduced to 13.5% from and after the date on which the aggregate outstanding principal balance of all Notes falls below $15,000,000; and (ii) the rate of interest shall be further reduced by .25% for each additional reduction of $1,000,000 in the aggregate outstanding principal of the Notes, until the rate of interest has been reduced to 11%. The Company will pay interest semiannually on June 30 and December 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 31, 1999. The Company shall pay interest on overdue principal from time to time on demand at the rate of 1% per annum in excess of the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay the principal of, premium, if any, and interest on the Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). The Company, however, may pay such amounts by check payable in such U.S. Legal Tender. It may mail an interest check to a Holder's registered address.

          3. Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company may act in any such capacity.

          4. Indenture and Guarantees. The Company issued the Notes under an Indenture dated as of ______________, 1999 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb), as in effect on the date of execution of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are unsecured general obligations of the Company limited to $25,000,000 in aggregate principal amount. Payment on each Note is guaranteed, jointly and severally, by the Guarantors pursuant to Section 5.11 of the Indenture.

          5. Optional and Mandatory Redemption. The Notes will be redeemable, at the option of the Company, in whole or in part, at any time, at 100% percentage of principal amount, together with accrued and unpaid interest, if any, thereon to the redemption date. The Company shall be obligated to redeem up to the amount of outstanding Notes in excess of $10,000,000, from available Cash of the Company, to the extent that (i) the cash collateralization requirements of the Company's Nova Hut project are reduced as a result of amendments to the agreements governing such project or amendments to the Bank Credit Agreement; or
(ii) subject to any restrictions or limitations contained in the Bank Credit Agreement, (x) if the Company receives Cash distributions from joint ventures which are materially greater than those forecast by the Company, or (y) the Company has borrowing capacity for such purpose under the Bank Credit Agreement which is materially greater than the capital requirements forecast by the Company.

          If fewer than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a pro rata basis, by lot or by any other method permitted in the Indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. On and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption.

          6.   Offers to Repurchase.

          (a) Change of Control Offer. In accordance with the terms of the Indenture, upon the occurrence of a Change of Control, the Company will be required to offer (a "Change of Control Offer") to purchase all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of purchase.

          A Holder of Notes may tender or refrain from tendering all or any portion of his Notes at his discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing below on this Note. Any portion of Notes tendered must be in integral multiples of $1,000.

          (b) Asset Sale Offer. In accordance with the terms of the Indenture, if the Company or any Restricted Subsidiary consummates an Asset Sale, the Company will, under certain circumstances, be required to utilize a portion of the net proceeds received from such

Asset Sale to offer to purchase Notes at a purchase price equal to 100% of the aggregate principal amount of the Notes plus accrued interest to the date fixed for the purchase.

          A Holder of Notes may tender or refrain from tendering all or any portion of his Notes at his discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing below this Note. Any portion of Notes tendered must be in integral multiples of $1,000.

          Subject to the provisions described above and compliance with Article 6 of the Indenture, the Company may sell or otherwise dispose of all or substantially all of its assets to a Successor that assumes all of the Company's obligations under the Notes and Indenture, and thereafter be discharged from such obligations.

          7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

          8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          9. Unclaimed Funds. If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and Paying Agent with respect to such funds shall cease.

          10. Discharge. The Company may be discharged from its obligations under the Indenture and the Notes, except for certain provisions thereof, upon satisfaction of certain conditions specified in the Indenture.

          11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes, or any failure to comply with the provisions of the Indenture relating to a Change of Control Offer (as defined in the Indenture)) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency; to provide for the assumption of the Company's obligations to Holders in the case of a merger or acquisition; to provide for uncertificated Notes in addition to or in place of certificated Notes; to make any change that does not adversely affect the legal rights of any

Holder; to surrender any right or power conferred upon the Company in the Indenture or the Notes; or to modify, eliminate or add to the provisions of the Indenture or the Notes to such extent as shall be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute hereafter enacted.

          The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee or the Company in a notice furnished to Holder in accordance with the terms of the Indenture.

          Without the consent of each Holder affected, the Company may not take certain actions, including: (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Note; (iii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to optional redemption or mandatory repurchase of the Notes under the Indenture; (iv) make any Note payable in money other than that stated in this Note; (v) make any change in certain provisions of the Indenture regarding a Change of Control, a waiver of past Defaults and the rights of Holders to receive payment; or (vi) waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes or that resulted from a failure to comply with the Change of Control provisions of the Indenture.

          12. Restrictive Covenants. The Indenture contains certain covenants which, among other things, limit: (i) the incurrence of additional Indebtedness by the Company and Restricted Subsidiaries; (ii) the payment of dividends; (iii) the repurchase of capital stock or subordinated indebtedness; (iv) the making of certain other distributions, loans and investments; (v) the sale of assets and the sale of the stock of Restricted Subsidiaries; (vi) the creation of restrictions on the ability of Restricted Subsidiaries to pay dividends or make other payments to the Company; and (vii) the ability of the Company and Restricted Subsidiaries to enter into certain transactions with Affiliates or to merge, consolidate or transfer substantially all assets. These restrictions are subject to important qualifications and exceptions. The Company must report to the Trustee on compliance with such limitations.

          13. Defaults and Remedies. Events of Default include: default in payment of interest on the Notes for 30 days; default in payment of principal on the Notes; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; certain defaults under other Indebtedness; certain final judgments that remain undercharged; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be immediately due and payable for an amount equal to 100% of the principal amount of the Notes plus accrued interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the

Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (-- tenants in common), TEN ENT (-
- tenants by the entireties), JT TEN (-- joint tenants with right of survivorship and not as tenants in common), CUST (--Custodian), and U/G/M/A (-- Uniform Gifts to Minors Act).

          18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Commission on Uniform Security Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made to the accuracy of such numbers as provided on the Notes, and reliance may be placed only on the other identification numbers printed thereon.

          19. Governing Law. THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

               ICF Kaiser International, Inc.
               9300 Lee Highway
               Fairfax, Virginia  22031-1207
               Attention:  Executive Vice President and
                           Chief Financial Officer

                                   ASSIGNMENT



          To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

-------------------------------------------------------------------------------
(Insert assignee's Soc. Sec. or tax I.D. No.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                       --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:
      --------------------

                                 Your Signature:
                                                -------------------------------
                                 (Sign exactly as your name appears on the face of this Note)



Signature Guarantee:

                       OPTION OF HOLDER TO ELECT PURCHASE



          If you want to elect to have this Note purchased by the Company pursuant to an Asset Sale Offer or a Change in Control Offer, please execute and return this form to the Company.

          If you want to elect to have only part of the Note purchased by the Company pursuant to the Indenture, state the amount you elect to have purchased:
$____________________



Date:
      --------------------

                                 Your Signature:
                                                -------------------------------
                                 (Sign exactly as your name appears on the face of this Note)



Signature Guarantee:

                                   EXHIBIT C

                        FORM OF LEGEND FOR GLOBAL NOTES

          Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

               THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                   EXHIBIT D

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

    Re:   15% Senior Notes due 2002
          (the "Notes"), of ICF Kaiser International, Inc.
          ------------------------------------------------

          This Certificate relates to $_____ principal amount of Notes held in the form of* ___ a beneficial interest in a Global Note or* ______ Physical Notes by _____ (the "Transferor").

The Transferor:*
           __
          /__/   has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Physical Note or Physical Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or
           __
          /__/   has requested that the Registrar by written order to exchange or register the transfer of a Physical Note or Physical Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.05 of such Indenture, and that the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

           __
          /__/   Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.05(a)(B)(I) or Section 2.05(d)(i)(A) of the Indenture).
           __
          /__/   Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

           __
          /__/   Such Note is being transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act).
           __
          /__/   Such Note is being transferred in reliance on Regulation S under the Act.

           __
          /__/   Such Note is being transferred in reliance on Rule 144 under the Act.

           __
          /__/   Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."


                              __________________________________________
                              [INSERT NAME OF TRANSFEROR]



                              By:______________________________________
                                    [Authorized Signatory]


Date:______________________




*Check applicable box.

                                   EXHIBIT E

                           Form of Certificate to Be
                          Delivered in Connection with
                Transfers to Institutional Accredited Investors
                -----------------------------------------------


                                                          ________________, ____


The Bank of New York
101 Barclay Street, 21 West
New York, New York  10286
Attention:  Corporate Trust Trustee Administration


     Re: ICF Kaiser International, Inc. (the "Company") Indenture (the "Indenture") relating to the 15% Senior Notes due 2002
          -----------------------------   ----------------------

Ladies and Gentlemen:

          In connection with our proposed purchase of the 15% Senior Notes due 2002, Series B (the "Notes"), of the Company, we confirm that:

          1. We have received such information as we deem necessary in order to make our investment decision.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing

Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. We understand that, on any proposed resale of Notes, we will be required to furnish to the Trustee and the Company, such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                              Very truly yours,

                              [Name of Transferor]



                              By:______________________________________
                                    [Authorized Signatory]

                                   EXHIBIT F

                           Form of Certificate to Be
                          Delivered in Connection with
                          with Regulation S Transfers
                         -------------------------------


                                                          ________________, ____


The Bank of New York
101 Barclay Street, 21 West
New York, New York  10286
Attention:  Corporate Trust Trustee Administration

     Re:  ICF Kaiser International, Inc. (the "Company")
          Indenture (the "Indenture") relating to the 15%
          Senior Notes due 2002 (the "Notes")
          -----------------------------------

Dear Sirs:

          In connection with our proposed sale of $_________________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]



                                    By:
                                       ---------------------------------
                                                  [Authorized Signature]

                                   EXHIBIT G

                               FORM OF GUARANTEE


     FOR VALUE RECEIVED, [name of subsidiary], a corporation duly organized and existing under the laws of the State [state] (herein called the "Guarantor", which term includes any successor corporation under the Indenture dated as of ______________, 1999, as supplemented (herein called the "Indenture") referred to in the Notes to which this Guarantee relates), hereby unconditionally guarantees to the Holders from time to time of the Notes:

          (a) the full and prompt payment of the principal of, and premium, if any, on any Note when and as the same shall come due and payable, whether at the stated maturity thereof, by acceleration, redemption or otherwise, and

          (b) the full and prompt payment of any interest on any Note when and as the same shall become due, according to the terms of such Note and the Indenture.

          In addition, the Guarantor hereby unconditionally agrees that upon default by the Company in the payment when due of the principal of, premium, if any, on and interest on the Notes (whether at stated maturity thereof, acceleration, redemption or otherwise), the Guarantor will forthwith pay the same, without further notice or demand.

          The obligations of the Guarantor hereunder shall be absolute and unconditional and, except as otherwise provided herein, shall remain in full force and effect until the entire principal of, premium, if any, on, and interest on the Notes shall have been paid or provided for in accordance with the provisions of the Indenture, and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or the consent of, the Guarantor:

          (a) the waiver, surrender, compromise, settlement, release, or termination of any or all of the obligations, covenants, or agreements of the Company under the Indenture or the Notes, unless the waiver, surrender, compromise, settlement, release or termination is made specifically applicable to the Guarantor;

          (b) the failure to give notice to the Guarantor of the occurrence of an Event of Default;

          (c) the waiver, compromise, or release of the payment, performance or observance by the Company of any or all of its obligations, covenants or agreements contained in the Indenture, unless such waiver, compromise or release is specifically applicable to the Guarantor;

          (d) the extension of time for payment of any principal of, premium, if any, on, or interest on any Notes or for any other payments under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture, unless such extension of time is specifically applicable to the Guarantor;

          (e) the modification or amendment (whether material or otherwise) of any obligation, covenant, or agreement set forth in the Indenture or the Notes, unless such modification or amendment is specifically applicable to the Guarantor;

          (f) the taking or the omission of any of the actions referred to in the Indenture and any of the actions under the Notes;

          (g) any failure, omission, delay, or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other act or acts on the part of the Trustee or any of the Holders from time to time of the Notes;

          (h) the voluntary or involuntary liquidation, dissolution, sale, or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting the Guarantor, or the Company or any of the assets of any of them, or any allegation or contest of the validity of this Guarantee in any such proceeding;

          (i) to the extent permitted by law, the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant, or agreement contained in the Indenture, unless the Guarantor is also released or discharged by operation of law;

          (j) the default or failure of the Guarantor or the Trustee fully to perform any of its obligations set forth in the Indenture or the Notes; or

          (k) the invalidity of the Indenture or the Notes or any part thereof.

          No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which the Guarantor has or may have against the Trustee shall be available hereunder to the Guarantor against the Trustee to reduce the payments of the Guarantor under this Guarantee.

          The Guarantor shall be released from all of its obligations under this Guarantee if:

          (a) the Guarantor has sold all or substantially all of its assets or the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with Sections 5.09 and 6.01 of the Indenture; or

          (b) The Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with Section 6.01 hereof;

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


and in each such case, the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transactions have been complied with.

          No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

          This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

          All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          Unless the certificate of authentication on the Note to which this Guarantee is endorsed has been executed by or on behalf of the Trustee, by the manual signature of its, or its Authenticating Agent's, authorized signatories, this Guarantee shall not be valid or obligatory for any purpose.


          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.


Dated:              [Name of Subsidiary]



[CORPORATE SEAL]                    By:
                                       --------------------------------------
                                             Title


Attest:

--------------------------
Secretary

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